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                                                                    EXHIBIT 10.2


                      AMENDED AND RESTATED PROMISSORY NOTE
                      ------------------------------------

$8,534,000.00                                                     April 29, 2003
                                                                  Houston, Texas

     FOR VALUE RECEIVED, the undersigned, NEWPARK SHIPBUILDING-BRADY ISLAND, INC. (f/k/a Newpark Shipbuilding and Repair, Inc.), a Texas corporation ("Borrower"), hereby unconditionally promises to pay to the order of NEWPARK SHIPHOLDING TEXAS, L.P., a Texas limited partnership ("Lender"), at Lender's office at 3850 North Causeway Blvd., Suite 1770, Metairie, Louisiana 70002, or at such other place as the holder of this Amended and Restated Promissory Note (this "Note") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of EIGHT MILLION, FIVE HUNDRED THIRTY FOUR THOUSAND AND NO/100 DOLLARS ($8,534,000.00), together with interest on the unpaid amount hereof from January 1, 1997 until this Note is paid in full, subject to the further provisions of this Note, at the rate of five percent (5%) per annum.

     1. This Note is the amendment, restatement, renewal and extension of that certain Promissory Note dated as of August 29, 1996, referred to in and executed and delivered pursuant to that certain Asset Purchase Agreement dated August 29, 1996 (as the same may be amended, modified, supplemented or restated from time to time, the "Asset Purchase Agreement") between Borrower and Lender, and is secured as provided therein.

     2. The principal balance of this Note, together with interest accrued thereon, shall be due and payable in full on September 30, 2005. Notwithstanding the preceding sentence, if an Event of Default occurs and is continuing at any time during the term of this Note, the entire amount of unpaid interest and principal hereunder shall immediately become due and payable. In the event that the original principal amount is not paid in full on September 30, 2005, interest shall thereafter accrue at the rate of eight percent (8%) per annum (unless payments due under this Note are converted to an installment payment schedule pursuant to Paragraph 6 hereof).

     3. Partial prepayments shall be permitted on this Note prior to the Term Loan Conversion Date, but only if each such partial prepayment pays interest on a current basis on the amount so prepaid, and prepays at least $3,164,000 in principal amount. Interest shall cease to accrue on any amount so prepaid which is allocated to principal.

     4. If a payment hereunder becomes due and payable on a day that is not a Business Day, the payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest due on such succeeding Business Day. As used herein, "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Texas.

     5. If payments of principal, interest or any other amount due hereunder or under any of the other Junior Creditor Agreements (as defined in the Intercreditor Agreement) are not timely made and remain overdue for a period of ten (10) days, Borrower, without notice or demand by Lender, promptly shall pay to Lender an amount equal to five percent (5%) of each delinquent payment.


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     6. Notwithstanding Paragraph 2 hereof, if, on or prior to September 30,
2005, the Term Loan Conditions have been satisfied, then Borrower may elect, effective on the Term Loan Conversion Date, to convert payments due hereunder to an installment repayment schedule, and the following provisions shall apply thereafter:

         (a) Commencing with the Term Loan Conversion Date, the unpaid principal balance of this Note shall be the Prepayment Amount on such Term Loan Conversion Date, and interest thereon shall accrue at the sum of the Prime Rate plus five percent (5%). The Prepayment Amount on the Term Loan Conversion Date (calculated as provided in the Prepayment Letter) shall be payable in sixty (60) consecutive monthly installments, the first fifty-nine (59) of which shall each be in the amount of 1/180th of the Prepayment Amount as of the Term Loan Conversion Date and the sixtieth
     (60th) of which shall be the entire remaining unpaid portion thereof. The first installment shall be due on the first day of the month next following the month in which the Term Loan Conversion Date occurs, and subsequent installments shall be due on the same day of each month thereafter until the Prepayment Amount has been paid. Interest calculated on the Prepayment Amount at the rate specified to apply following the Term Loan Conversion Date as provided in Paragraph 1 of the Prepayment Letter shall be payable at the same time as, but in addition to, each installment of the Prepayment Amount.

         (b) Borrower shall make a special prepayment on this Note on March 31 of each year equal to the amount, provided such amount is a positive number, determined according to the following formula:

            Special Payment = (Available Cash x 0.5) - Debt Service

     "Available Cash" for a given period shall be the remainder of (i) Consolidated EBITDA for First Wave and its Subsidiaries for the calendar year or portion thereof (for example, in the case of the March 31 next following the Term Loan Conversion Date, the portion thereof attributable to the period from the Term Loan Conversion Date to the next succeeding December 31 preceding the March 31 in question), minus (ii) interest expense of First Wave and its Subsidiaries paid under the Foothill Credit Agreement for such period, minus (iii) income taxes of First Wave and its Subsidiaries paid in cash for such period, minus (iv) Capital Expenditures of First Wave and its Subsidiaries for such period. "Debt Service" for a given period shall be the aggregate amount of all payments made by Borrower or First Wave on this Note during such calendar year or portion thereof. Such special prepayments shall be applied to the remaining installments in inverse order of maturity.

         (c) After the Term Loan Conversion Date and if Borrower elects to pay this Note in installments, this Note may be prepaid in whole or in part. If this Note is prepaid in part, any such partial prepayment shall be applied to the remaining installments in inverse order of maturity.

     7. As used in this Note, the following terms have the meanings specified:

          "CAPITAL EXPENDITURES" means expenditures by a Person for assets which will be used in the ordinary course of its business in a year or years subsequent to

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     the year in which the expenditures are made and which are properly classifiable in the financial statements of such Person as property, equipment, improvements, fixed assets, or a similar type of capitalized asset in accordance with GAAP, provided that such term shall include, whether or not such inclusion is in conformity with GAAP, (A) the capitalized portion of each capital lease and (B) expenditures for equipment purchased simultaneously with the trade-in of existing equipment owned by each Person to the extent of the excess of the purchase price of the equipment so purchased over the book value of the equipment hereby traded in.

          "CONSOLIDATED EBITDA" of a Person means, with respect to any period, an amount equal to: (a) the consolidated net income for such period determined in accordance with GAAP, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of consolidated net income), all in accordance with GAAP, plus (c) interest expense for such period (to the extent deducted in the computation of consolidated net income), plus (d) charges for federal, state, local and foreign income taxes, plus (e) goodwill write-off (to the extent deducted in the computation of consolidated net income), plus (f) any other non-cash charges (to the extent deducted in the computation of consolidated net income); provided, however, that any gain or loss attributable to the sale of assets shall not be included in the calculation of Consolidated EBITDA.

          "EVENT OF DEFAULT" means any of the following shall occur and be continuing: (a) Borrower shall fail to pay any principal, interest or other amount on the Note, or Borrower shall fail to pay any other amount due under any of the Transaction Documents, within ten (10) days after the same becomes due and payable; (b) Borrower shall fail to perform or observe any term, condition or agreement contained in any of the Transaction Documents to be performed on its part, and such failure is not cured within Ten (10) Business Days after such performance or observation became due; or (c) an "Event of Default" under the Foothill Credit Agreement, so long as Foothill has given written notice of such Event of Default.

          "FIRST WAVE" means First Wave Marine, Inc., a Delaware corporation.

          "FIRWAV CREDIT AGREEMENT" means that certain Credit Agreement dated as of January 24, 2003, between First Wave, Newpark Shipbuilding-Pelican Island, Inc. and FirWav Finance, LLC, or if assigned by FirWav Finance, LLC, its assigns, as amended from time to time.

          "FOOTHILL CREDIT AGREEMENT" means that certain Second Amended and Restated Loan and Security Agreement dated as of February 7, 2002, among First Wave, Borrower, certain other subsidiaries of First Wave that are parties thereto and Foothill Capital Corporation, or, if assigned by Foothill Capital Corporation, its assigns, among others, as amended from time to time.

          "GAAP" means those accounting principles applied on a consistent basis generally accepted from time to time in the certified public accounting profession


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     (including those set forth in the Opinions of the Accounting Principles
     Board of the American Institute of Certified Public Accountants or statements of the Financial Accounting Standards Board which may be applicable at the time in question); and "applied on a consistent basis" means that the accounting principles observed in the period covered by any report required under the terms of this Agreement are compatible in all material respects with those applied in any preceding period and report.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of February 7, 2002, between Foothill Capital Corporation and Lender, as supplemented by that certain letter agreement between Foothill Capital Corporation and Lender dated as of April 29, 2003.

          "PERSON" means a corporation, an association, a joint venture, an organization, a business, an individual or a government or political subdivision thereof or any governmental agency.

          "PREPAYMENT AMOUNT" shall have the meaning given such term in the Prepayment Letter.

          PREPAYMENT LETTER" shall mean that certain Amended and Restated Prepayment Letter dated as of April 29, 2003, between Borrower and Lender, as amended from time to time.

          "PRIME RATE" means the prime rate of interest quoted in The Wall Street Journal.

          "SECURITY AGREEMENT" means that certain Security Agreement dated as of August 29, 1996, between Borrower, as debtor, and Lender, as secured party, as amended from time to time.

          "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "TERM LOAN CONDITIONS" means on or before September 30, 2005, (i) Borrower has paid its obligations with respect to the Term Loan (as such term is defined in the Foothill Credit Agreement) under the Foothill Credit Agreement and all of its Credit Obligations (as such term is defined in the FirWav Credit Agreement) under the FirWav Credit Agreement and (ii) the Intercreditor Agreement remains in effect, as supplemented by the letter agreement dated as of April 29, 2003.

          "TERM LOAN CONVERSION DATE" means the first day of the second month following the month in which the last to be satisfied of the Term Loan Conditions


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     was satisfied, provided the Term Loan Conversion Date may not be later than
     September 30, 2005.

          "TRANSACTION DOCUMENTS" means this Note, the Prepayment Letter, the Security Agreement, the Asset Purchase Agreement, any Senior Creditor Agreements (as defined in the Intercreditor Agreement), and all other instruments, documents and agreements executed by Borrower or any affiliate of Borrower in connection with the transactions contemplated by any of the foregoing documents, as any of the foregoing documents have previously been or hereafter may be amended, supplemented or otherwise modified from time to time.

     8. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest amount permissible under any law which a court of competent jurisdiction determines is applicable hereto. In furtherance of the foregoing, if this Note is paid prior to any of its alternative maturity dates because of the acceleration of maturity by Lender, in no event shall the amount contracted to be paid, charged, or paid hereunder exceed the sum of $6,328,000 plus interest thereon at the rate of eighteen percent (18%) per annum from August 29, 1996 until the date of payment.

     9. If any suit or action is instituted or attorneys are employed to collect this Note or any part thereof, Borrower hereby promises and agrees to pay all costs of collection, including attorneys' fees and court costs.

     10. Borrower and each endorser, guarantor and surety of this Note hereby waives presentment for payment, protest and demand, and notice of demand, protest, dishonor and nonpayment of this Note. Borrower also waives all rights to notice and hearing of any kind. Upon the occurrence of an Event of Default and prior to the exercise by Lender of its rights to repossess all assets securing this Note without judicial process or to replevy, attach or levy upon the assets without notice or hearing.

     11. THIS NOTE HAS BEEN DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE AT HOUSTON, TEXAS AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.


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     IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first written above.


                                         NEWPARK SHIPBUILDING-BRADY ISLAND, INC.


                                         By:     /s/ Frank R. Pierce
                                            ------------------------------------
                                         Name:   Frank R. Pierce
                                              ----------------------------------
                                         Title:  Authorized Signatory
                                               ---------------------------------


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